EXHIBIT 24.1

EXHIBIT 24.1

POWER OF ATTORNEY

     Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby nominates, constitutes and appoints John A. Allison, IV, Scott E. Reed and M. Patricia Oliver, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capabilities, to sign in his or her name and on his or her behalf, and to file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 or other appropriate form(s) (the "Registration Statement") relating to the issuance of shares of the Company's common stock, $5.00 par value per share, pursuant to the terms of the BB&T Corporation 401(k) Savings Plan, as it may be amended and restated, and to file any and all amendments (including post-effective amendments), exhibits thereto and other documents in connection therewith to this Registration Statement with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed by the following persons in the capacities indicated on June 22, 2004.

	/s/ John A. Allison IV		/s/ Scott E. Reed
Name:	John A. Allison IV	Name:	Scott E. Reed
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

	/s/ Edward D. Vest		/s/ Jennifer S. Banner
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Senior Vice President and	Title:	Director
Corporate Controller
(principal accounting officer)

	/s/ Nelle Ratrie Chilton		/s/ Alfred E. Cleveland
Name:	Nelle Ratrie Chilton	Name:	Alfred E. Cleveland
Title:	Director	Title:	Director

	/s/ Ronald E. Deal		/s/ Tom D. Efird
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

	/s/ Barry J. Fitzpatrick		/s/ L. Vincent Hackley
Name:	Barry J. Fitzpatrick	Name:	Dr. L. Vincent Hackley
Title:	Director	Title:	Director

	/s/ Jane P. Helm		/s/ J. Ernest Lathem, M.D.
Name:	Jane P. Helm	Name:	J. Ernest Lathem, M.D.
Title:	Director	Title:	Director

	/s/ James H. Maynard		/s/ Albert O. McCauley
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

	/s/ J. Holmes Morrison		/s/ Richard L. Player, Jr.
Name:	J. Holmes Morrison	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

/s/ E. Rhone Sasser
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

	/s/ Jack E. Shaw		/s/ Albert F. Zettlemoyer
Name:	Jack E. Shaw	Name:	Albert F. Zettlemoyer
Title:	Director	Title:	Director